Exhibit 99.1

Marrone Bio Innovations, Inc. Reports 2017 First Quarter Results

First Quarter GAAP Revenues Increase 56% to $4.2 million

First Quarter Product Shipments Increase 66% to Record Level of $6.5 million

Closes Secondary Offering and Working Capital Line

DAVIS, Calif., May 11, 2017—(BUSINESS WIRE)—Marrone Bio Innovations, Inc. (the “Company” or “we”) (NASDAQ: MBII), a leading provider of bio-based pest management and plant health products for the agriculture, turf and ornamental and water treatment markets, today announced results for the first quarter ended March 31, 2017.

First Quarter Results

The Company reported that GAAP revenues grew by 56% to $4.2 million for the first quarter of 2017 as compared to $2.7 million in the first quarter of 2016.

First quarter 2017 product shipments1 grew by 66% to $6.5 million as compared to $3.9 million in the first quarter of 2016. The Company noted that this is the second consecutive quarter it has recorded record product shipment levels.

The Company’s ongoing growth reflects a number of important sources of strength, including increased grower adoption of the Company’s products, expanded labeling of certain products, growth in the Company’s customer base and growth in certain international markets.

Dr. Pam Marrone, Chief Executive Officer, commented, “We have achieved another quarter of excellent growth, with a new record of product shipments and solid improvement in gross margin. We believe that we are well positioned to continue to capture a powerful, technology-driven opportunity and to stand out as a high growth company in the relatively mature agricultural products market.”

Dr. Marrone continued, “Since the close of the first quarter, we have strengthened our balance sheet with the completion of a secondary offering with estimated net proceeds of $8.2 million and in March, the closing of a working capital line for up to $7.0 million. These new sources of capital have provided the support and flexibility we need to continue our growth in the near term.”

[1]	See notes at the end of this release for additional information related to non-GAAP financial measures.

Dr. Marrone continued, “Our portfolio approach to product development has enabled broad-based growth with significant continued opportunities for each of our products. Increasingly, we expect to leverage our customer relationships and the growing power of our brand to market solutions to meet a wider range of unmet pest and disease challenges.”

The Company’s reported net loss for the first quarter of 2017 improved to $7.6 million, compared to a net loss of $9.3 million in the first quarter of 2016. This progress primarily reflects the strong level of year-over-year revenue and margin growth.

The Company’s gross margin of 45.1% in the first quarter of 2017 was a dramatic improvement as compared to a gross margin of 15.0% reported for the first quarter of 2016. First quarter product costs included $108,000 of unabsorbed costs related to capacity utilization at our manufacturing plant as compared to the 2016 first quarter’s level of such costs of $222,000, reflecting continued progress in capacity utilization.

Dr. Marrone concluded, “We are excited and energized by the ramping momentum in our business. We are focused on what we believe to be a powerful, unique opportunity for sustainable, bio-based solutions. Our products enhance yield and therefore profitability for farmers, while improving global environmental sustainability. We have confidence that 2017 will prove to be a pivotal year in the history of our Company and we are excited to have the ongoing opportunity to create meaningful value for our customers, our communities and our shareholders.”

Recent Business Highlights

•	First shipments of Haven anti-transpirant

•	Closing of up to $7.0 million working capital line with LSQ

•	Closing of a secondary offering with $8.2 million estimated net proceeds

•	Agreement for MBI to be master distributor of Jet-Ag sanitizer/fungicide from Jet Harvest Solutions

•	Semi commercial trials with bio-stacked seed treatments

•	Strategic distribution agreement with Nufarm for Grandevo in Australia and New Zealand

•	Strategic distribution agreement with Agri-Star for Grandevo and Venerate in Mexico

•	Strategic Partner Albaugh launch of seed treatment product with the Company’s technology

•	Receipt of California registration of Grandevo WDG

Conference Call and Webcast Details

As previously announced, the Company will host a conference call today at 4:30 p.m. ET to discuss the results of the quarter, followed by a question and answer session for the investment community. A live webcast of the call can be accessed on the Marrone Bio Innovations investor relations website at investors.marronebio.com. To access the call, dial toll-free 1-800-231-9012 or 1-719-457-2641 (international). The participant passcode is 3138201.

To listen to a telephonic replay of the conference call, dial toll-free 1-844-512-2921 or 412-317-6671 (international) and enter passcode 3138201. The replay will be available beginning at 7:30 p.m. ET on May 11, 2017 and will last through 11:59 p.m. on May 18, 2017. The webcast will also be available for replay at investors.marronebio.com.

Non-GAAP Financial Measures

The Company uses product shipments, which is not defined by, or presented in accordance with, generally accepted accounting principles (“GAAP”), to evaluate various aspects of its business. Product shipments is a non-GAAP financial measure and should be considered in addition to, not as a substitute for, product revenues reported in accordance with GAAP. Product shipments as used in this press release is defined as product revenues, plus related party product revenues, plus the incremental amount of deferred revenues accrued during the applicable period from product shipments. This calculation specifically excludes changes in deferred revenue related to license revenues and customer deposits, and is intended to approximate the total value of products sold and under contract for sale in a given period. Product shipments, as defined by the Company, may not be comparable to similarly titled measures used by other companies. The Company’s management uses this non-GAAP financial measure in order to have comparable results to analyze sales performance from quarter to quarter. The Company has chosen to provide this supplemental information regarding its sales in a given period to investors to facilitate a meaningful evaluation of actual operating results on a comparable basis with historical results, including to track product adoption, and to assist investors in their valuation of the Company. In future periods, the calculation of product shipments may be different than in this release.

	Three Months Ended March 31, 2017	Three Months Ended March 31, 2016
Product revenues	$4,096	$2,577
Change in deferred product revenue(a)	2,366	1,309

Product shipments	$6,462	$3,886

(a)	Change in deferred product revenue is defined as the increase in the amount of deferred product revenues accrued during the applicable period, less prior deferred product revenues recognized during the applicable period, excluding the change in deferred revenue associated with license fees and customer deposits. For the three months ended March 31, 2017 and 2016, deferred license revenues decreased $58,000 and $92,000, respectively.

The use of product shipments has certain limitations. The Company’s presentation of this non-GAAP financial measure may be different from the presentation used by other companies, and therefore comparability may be limited. We compensate for these limitations by providing the relevant disclosure of our product revenues, related party revenues, deferred revenues and other items both in our reconciliations to the historical GAAP financial measures and in our consolidated financial statements, all of which should be considered when evaluating our performance. Product shipments are used in addition to and in conjunction with results presented in accordance with GAAP, and should not be considered as an alternative to product revenues, deferred revenues, total revenues, operating income, or any other operating performance measure prescribed by GAAP, nor should these measures be relied upon to the exclusion of GAAP financial measures. Product shipments reflects an additional way of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding historical GAAP financial measures, provides a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. Management strongly encourages investors to review our financial information in its entirety, including the attached unaudited condensed consolidated financial statements, and not to rely on a single financial measure.

About Marrone Bio Innovations

Smart. Natural. Solutions.

Marrone Bio Innovations, Inc. (NASDAQ: MBII) strives to lead the movement to a more sustainable world through the discovery, development and promotion of biological products for pest management and plant health. The Company’s effective and environmentally responsible solutions help customers operate more sustainably while controlling pests, improving plant health, and increasing crop yields. The Company has five products for agriculture on the market (Regalia®, Grandevo®, Venerate®, and Majestene® and HavenTM), and also distributes Bio-tam 2.0® for Isagro USA in the western U.S. The Company markets Zequanox® for invasive mussels for water markets. Marrone also has a proprietary discovery process, a rapid development platform, and a robust pipeline of pest management and plant health product candidates. At Marrone Bio Innovations, the Company is dedicated to pioneering better biopesticides that support a better tomorrow for users around the globe. For more information, please visit www.marronebio.com.

Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding strategy, future operations and plans, including assumptions underlying such statements, are forward-looking statements, and should not be relied upon as representing the Company’s views as of any subsequent date. Examples of such statements include statements regarding future operating results, the Company’s business strategies, momentum, growth and positioning in the agricultural pesticide industry, the Company’s sources of capital and anticipated financing opportunities, the Company’s plans to leverage customer relationships and the Company’s ability to create meaningful value for customers, communities, and shareholders. Such forward-looking statements are based on information available to the Company as of the date of this release and involve a number of risks and uncertainties, some beyond the Company’s control, that could cause actual results to differ materially from those anticipated by these forward-looking statements, including any difficulty in obtaining additional financing to meet our business requirements and service our debt, difficulty in developing, manufacturing, marketing or selling the Company’s products, any failure to maintain and further establish relationships with distributors and other partners, competition in the market for pest management products, lack of understanding of bio-based pest management products by customers and growers, and volatility in our stock price. Additional information that could lead to material changes in the Company’s performance is contained in its filings with the U.S. Securities and Exchange Commission. The Company is under no obligation to, and expressly disclaims any responsibility to, update or alter forward-looking statements contained in this release, whether as a result of new information, future events or otherwise.

MARRONE BIO INNOVATIONS, INC.

Condensed Consolidated Balance Sheets

(In Thousands, Except Par Value)

	MARCH 31, 2017	DECEMBER 31, 2016
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$1,782	$9,609
Restricted cash, current portion	1,444	1,444
Accounts receivable	8,073	3,592
Inventories, net	8,135	8,482
Deferred cost of product revenues	3,995	2,688
Prepaid expenses and other current assets	982	1,060

Total current assets	24,411	26,875
Property, plant and equipment, net	16,914	17,343
Restricted cash, less current portion	1,560	1,560
Other assets	141	205

Total assets	$43,026	$45,983

Liabilities and stockholders’ deficit
Current liabilities:
Accounts payable	$3,017	$1,385
Accrued liabilities	6,398	5,508
Accrued interest due to related parties	798	1,618
Deferred revenue, current portion	7,489	5,647
Capital lease obligations, current portion	694	839
Debt, current portion	249	252

Total current liabilities	18,645	15,249
Deferred revenue, less current portion	2,252	1,787
Debt, less current portion	21,054	21,083
Debt due to related parties	36,952	36,667
Other liabilities	1,337	1,381

Total liabilities	80,240	76,167
Commitments and contingencies
Stockholders’ deficit:
Preferred stock: $0.00001 par value; 20,000 shares authorized and no shares issued or outstanding at March 31, 2017 and December 31, 2016	—	—
Common stock: $0.00001 par value; 250,000 shares authorized, 24,779 shares issued and outstanding as of March 31, 2017 and 24,661 as of December 31, 2016	—	—
Additional paid in capital	205,062	204,463
Accumulated deficit	(242,276)	(234,647)

Total stockholders’ deficit	(37,214)	(30,184)

Total liabilities and stockholders’ deficit	$43,026	$45,983

MARRONE BIO INNOVATIONS, INC.

Condensed Consolidated Statements of Operations

(In Thousands, Except Per Share Amounts)

(Unaudited)

	THREE MONTHS ENDED MARCH 31,
	2017	2016
Revenues:
Product	$4,096	$2,577
License	58	92

Total revenues	4,154	2,669
Cost of product revenues	2,279	2,269

Gross profit	1,875	400
Operating Expenses:
Research, development and patent	2,444	2,322
Selling, general and administrative	5,343	5,530

Total operating expenses	7,787	7,852

Loss from operations	(5,912)	(7,452)
Other income (expense):
Interest income	1	15
Interest expense	(636)	(1,037)
Interest expense to related parties	(1,074)	(796)
Other income (expense), net	(8)	(6)

Total other expense, net	(1,717)	(1,824)

Loss before income taxes	(7,629)	(9,276)
Income taxes	—	—

Net loss	$(7,629)	$(9,276)

Basic and diluted net loss per common share	$(0.31)	$(0.38)

Weighted-average shares outstanding used in computing net loss per common share	24,739	24,569

MARRONE BIO INNOVATIONS, INC.

Condensed Consolidated Statements of Cash Flows

(In Thousands, Except Per Share Amounts)

(Unaudited)

	THREE MONTHS ENDED MARCH 31,
	2017	2016
Cash flows from operating activities
Net loss	$(7,629)	$(9,276)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	521	594
Loss (gain) on disposal of equipment	(4)	5
Share-based compensation	582	617
Non-cash interest expense	337	329
Net changes in operating assets and liabilities:
Accounts receivable	(4,481)	(2,347)
Inventories	347	504
Prepaid expenses and other assets	142	109
Deferred cost of product revenues	(1,307)	(636)
Accounts payable	1,627	583
Accrued and other liabilities	828	(1,040)
Accrued interest due to related parties	(820)	(371)
Deferred revenue	2,307	1,385
Deferred revenue from related parties	—	(168)

Net cash used in operating activities	(7,550)	(9,712)
Cash flows from investing activities
Purchases of property, plant and equipment	(83)	(49)

Net cash used in investing activities	(83)	(49)
Cash flows from financing activities
Repayment of debt	(66)	(65)
Repayment of capital leases	(145)	(204)
Exercise of stock options	17	16

Net cash used in financing activities	(194)	(253)
Net increase (decrease) in cash and cash equivalents	(7,827)	(10,014)
Cash and cash equivalents, beginning of period	9,609	19,838

Cash and cash equivalents, end of period	$1,782	$9,824

Supplemental disclosure of cash flow information
Cash paid for interest	$2,182	$1,882
Supplemental disclosure of non-cash investing and financing activities
Property, plant and equipment included in accounts payable and accrued liabilities	$40	$14

Equipment acquired under capital leases	$—	$1,586

Contacts

Investors:

ICR

James Palczynski, +1-203-682-8229

ir@marronebio.com